ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (the “Agreement”) dated as of MAY 15, 2013 (the “Effective Date”) by and between [                                       ](the “Buyer”), [                                       ] (the “Seller”), and PREMIER BEVERAGE GROUP CORP. (“PBGC” and, together with Buyer and Seller, the “Parties”) as follows:

WHEREAS, on December 9, 2011, PBGC issued Seller that certain senior secured promissory note with an original principal balance of $100,000.00 and a current principal balance of $75,000 (“Original Debenture”); and,

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Restated 59GP Debenture on the basis of the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Purchase of Original Debenture

1.1           Purchase and Sale. Effective as of the Effective Date, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, assume and acquire from Seller, all of Seller’s right, title and interest in, to and under the Original Debenture, free and clear of all liens, claims and encumbrances in exchange for (a) a cash advance of $25,000.00 (“Advance”), plus (b) eighty percent (80%) of Buyer’s net cash proceeds realized upon sale of PBGC common stock issued upon conversion of the Original Debenture (or any amendment thereto), up to a maximum of an additional $50,000.00 (“Remainder” and, together with the Advance, the “Purchase Price”).

1.2           Closing Deliveries. Immediately following the execution hereof, but in no event more than 2 (two) days following such date (the “Closing Date”), Seller and PBGC shall deliver, to Buyer fully-executed copies of this Agreement.

1.3           The Closing. The purchase and sale of the Amended Debenture contemplated hereunder (the “Closing”), including the delivery of all deliveries in this Section 1, shall take place on the Closing Date at the offices of Buyer; provided, however, that the Parties agree that Closing may take place by mail, email, facsimile or overnight delivery.

2.	Representations and Warranties

2.1.          Representations and Warranties of Seller and PBGC. Seller and PBGC represent and warrant to Buyer as of the date of this Agreement as follows:

2.1.1           Organization and Standing. PBGC is a corporation, duly organized, validly existing, and in good standing under the laws of the state of Delaware, and has the power to carry on its business as now being conducted.

2.1.2           Authorization. PBGC has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement has been duly approved by all necessary actions of PBGC, and this Agreement and any document executed or delivered to Buyer in connection herewith (collectively, the “Transaction Documents”) constitute valid and binding obligations of PBGC enforceable against PBGC in accordance with the terms of the Transaction Documents, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and general principles of equity.

2.1.3           Title to Amended Debenture. Seller is the sole owner of the Original Debenture and can convey good and marketable title as agreed hereunder, free and clear of all liens, charges, security interests, claims or encumbrances whatsoever.

2.2           Representations and Warranties of Buyer. Buyer represents and warrants as follows:

2.2.1           Organization and Standing. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the power to carry on its business as now being conducted.

Exhibit 10.17	1

2.2.2           Authorization. Buyer has full power and authority and the legal right to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of the Transaction Documents has been duly approved by all necessary actions, and the Agreement constitutes a valid and binding obligation of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and principles of equity.

3.	Miscellaneous

3.1           Limitation of Liability. Seller shall not be liable to Buyer for special, indirect, incidental, consequential, or punitive damages of the other or for any form of damages (even if advised of the possibility thereof) other than direct damages arising out of or in connection with this Agreement or the subject matter hereof.

3.2           Survival. All representations and warranties contained in this Agreement shall survive for a period of one year after the execution of this Agreement unless waived in writing by the Party for whose benefit such representations and warranties have been given. The indemnification and other covenants of the Parties contained in this Agreement and pursuant hereto shall survive the Closing Date and remain in full force and effect indefinitely, subject to applicable statutes of limitation.

3.3           Expenses. Each Party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein.

3.4           Non-Violation. Neither Seller nor Buyer shall take or omit to take any action (or permit any person, firm, or corporation under its control to take or omit to take any action) that would violate or cause a violation of the representations or warranties made herein or render the same inaccurate in any material respect as of the date hereof or which in any way would prevent the carrying out of this Agreement or completion of the transactions contemplated herein and in any Transaction Document. Each of the undersigned Parties shall take all such action or further action as may be reasonably necessary or desirable in order to effectuate the consummation of the transactions contemplated hereby.

3.5           Notices. All notices under this Agreement shall be in writing and shall be (i) delivered in person, (ii) sent by telecopy, or (iii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or overnight express carrier, addressed in each case to the addresses set forth above, or to any other address or telecopy number as such Party shall designate in a written notice to the other. All notices sent pursuant to the terms of this Section shall be deemed received (i) if personally delivered, then on the date of delivery; (ii) if sent by telecopy before 2:00 p.m. local time of the recipient, on the day sent if a business day or if such day is not a business day or if sent after 2:00 p.m. local time of the recipient, then on the next business day; (iii) if sent by overnight, express carrier, on the next business day immediately following the day sent; or (iv) if sent by registered or certified mail, on the earlier of the third (3rd) business day following the day sent or when actually received. Any notice by telecopy shall be followed by delivery of a copy of such notice on the next business day by overnight express carrier or by hand.

3.6           Entire Agreement; Amendment. This Agreement supersedes any and all prior and contemporaneous agreements, understandings, negotiations and discussions of the Parties, whether oral or written. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by all Parties hereto, or in the case of a waiver, by the Party for whom such benefit was intended. The Parties acknowledge and agree that facsimiles or photocopies of the executed original of this Agreement shall be deemed to have the same force and effect as an executed original for all purposes.

3.7           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of, and be enforceable against, the Parties hereto and their respective successors and assigns. This Agreement shall not be assignable by Seller or PBGC, however, this Agreement shall be assignable by Buyer upon written notice to Seller and PBGC.

3.8           Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey, without regard to the principles of conflict of laws. The Parties expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, Bergen County, for any litigation between the Parties.

3.9           Waivers. Compliance with the provisions hereof may be waived only by an instrument in writing executed by the Party granting the waiver. The failure of any Party at any time or times to require performance of any provisions of this Agreement shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or be construed as a further or continuing waiver of such condition or breach or of any other condition or of the breach of any other term of this Agreement.

Exhibit 10.17	2

3.10         Further Assurances; Cooperation. At and after the Closing, Seller and PBGC will execute and deliver such further instruments of conveyance and transfer as Buyer may reasonably request to issue, deposit, clear and, in the Buyer’s (or its designee’s) sole discretion, transfer the Conversion Shares.

3.11         Signature in Counterparts. This Agreement may be executed in separate counterparts, neither of which need contain the signatures of both Parties, each of which shall be deemed to be an original, and both of which taken together constitute one and the same instrument.

3.12         Jury Waiver. Seller and Buyer hereby make the following waiver knowingly, voluntarily, and intentionally, and understand that the other, in entering into this Agreement, is relying on such a waiver: SELLER AND BUYER EACH HEREBY IRREVOCABLY WAIVE ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE OTHER BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST SUCH PARTY OR IN WHICH SUCH PARTY IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN SELLER, OR ANY OTHER PERSON, AND BUYER.

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Exhibit 10.17	3

IN WITNESS WHEREOF the Parties have duly executed, or caused their duly authorized representative, to execute this Agreement.

SELLER:
[ ]

By:
Name:
Title:	Manager

BUYER:
[ ]

By:
Name:
Title:	Manager

COMPANY:
PREMIER BEVERAGE GROUP CORP.

By:
Name:	Fouad Kallamni
Title:	President

Exhibit 10.17	4